Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Fourth Quarter and 2019 Year-End Results

New York, NY, February 19, 2020......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and twelve months ended December 31, 2019.

Consolidated net sales for the fourth quarter of 2019 were $241.3 million, compared to consolidated net sales of $247 million during the comparable quarter in 2018. Earnings from continuing operations for the fourth quarter of 2019 were $12.7 million or 56 cents per diluted share, compared to $12.2 million or 53 cents per diluted share in the fourth quarter of 2018. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2019 were $13.6 million or 59 cents per diluted share, compared to $11.8 million or 52 cents per diluted share in the fourth quarter of 2018.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for 2019 were $1,137.9 million, compared to consolidated net sales of $1,092.1 million during 2018.  Earnings from continuing operations for 2019 were $69.1 million or $3.03 per diluted share, compared to $56.9 million or $2.48 per diluted share in 2018.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the twelve months ended December 31, 2019 and 2018 were $70.8 million or $3.10 per diluted share and $58.5 million or $2.55 per diluted share, respectively.

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are quite pleased with our 2019 results, as we set records for both sales and earnings. We achieved this despite some softness in sales in the fourth quarter, which was anticipated and previously announced.

“Engine Management sales were up 5.7% for the year. Excluding sales of $28 million from the Pollak acquisition, acquired on April 1, 2019, and wire and cable, a product line in secular decline, Engine Management sales were up 4.6% for the year.

“In the fourth quarter, Engine Management sales, excluding Pollak and wire and cable, were down 3.9%. As we stated in our third quarter release, for much of the year and for a variety of reasons, Engine Management sales ran ahead of the reported customer POS volume. As we know, these balance out over time. The drop in the fourth quarter represented a migration to our customers’ POS results and towards our long-term forecast for Engine Management of low single digit growth.

“Engine Management gross margins improved one percentage point for the year to 29.6% and 1.8 percentage points for the quarter to 30.6%. This reflects the completion of the integration of our wire operations in Mexico and a continued emphasis on cost reduction activities.  We are quite pleased with the progress we have made, returning to our historic margin levels.

“Temperature Control sales were flat for the year, as we were up against a very warm 2018. However, in the fourth quarter sales were down 12%. Temperature Control sales can vary significantly quarter to quarter based on the timing and size of pre-season orders and how hot it gets during the short selling season. For this product line, it is far more meaningful to look at the year as whole.

“The improvement in Temperature Control SG&A expenses in 2019 of $3.2 million primarily reflects savings in distribution costs as we continue to refine and improve our new automated warehouse system in Lewisville, Texas.

“We completed one acquisition and one business investment during 2019. In April, we acquired Pollak, a long time and highly respected manufacturer of sensors, switches and connectors, primarily for the OE, heavy duty and commercial vehicle markets. We have just completed moving the operation from Canton, Massachusetts and Juarez, Mexico to existing facilities in Reynosa, Mexico and Independence, Kansas, which will improve our cost structure. We plan to grow this product line in the years ahead.

“In August, we acquired a minority interest in Cheyijia New Energy Technology Co., Ltd.  (CYJ), a manufacturer of air conditioning compressors for electric vehicles, located in Changzhou, China. While CYJ is less than four years old and is still in its early stages, we are pleased that we are now in a position to provide compressors for the rapidly growing electric vehicle market.

“Our combined investment for these two businesses of less than $44 million was funded by the $77 million cash generated from operations in 2019. At year-end, our debt position was $57 million.”

Finally, on January 31, 2020, the Board of Directors of Standard Motor Products approved an increase in its quarterly dividend from 23 cents per share to 25 cents per share, payable on March 2, 2020.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, February 19, 2020.  The dial-in number is 877-876-9176 (domestic) or 785-424-1670 (international). The playback number is 800-727-6189 (domestic) or 402-220-2671 (international). The conference ID is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
NET SALES	$241,252	$246,970	$1,137,913	$1,092,051

COST OF SALES	168,408	175,367	806,113	779,264

GROSS PROFIT	72,844	71,603	331,800	312,787

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	54,232	55,732	234,715	231,336
RESTRUCTURING AND INTEGRATION EXPENSES	1,116	1,437	2,585	4,510
OTHER INCOME (EXPENSE), NET	10	3,999	(5)	4,327

OPERATING INCOME	17,506	18,433	94,495	81,268

OTHER NON-OPERATING INCOME (EXPENSE), NET	305	(1,211)	2,587	(411)

INTEREST EXPENSE	967	889	5,286	4,026

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	16,844	16,333	91,796	76,831

PROVISION FOR INCOME TAXES	4,106	4,176	22,745	19,977

EARNINGS FROM CONTINUING OPERATIONS	12,738	12,157	69,051	56,854

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,220)	(8,837)	(11,134)	(13,851)

NET EARNINGS	$11,518	$3,320	$57,917	$43,003

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.57	$0.54	$3.09	$2.53
DISCONTINUED OPERATION	(0.06)	(0.39)	(0.50)	(0.62)
NET EARNINGS PER COMMON SHARE - BASIC	$0.51	$0.15	$2.59	$1.91

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.56	$0.53	$3.03	$2.48
DISCONTINUED OPERATION	(0.06)	(0.39)	(0.49)	(0.60)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.50	$0.14	$2.54	$1.88

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,434,134	22,432,095	22,378,414	22,456,480
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,882,235	22,941,271	22,818,451	22,931,723

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED DECEMBER 31,				TWELVE MONTHS ENDED DECEMBER 31,
	2019		2018		2019		2018
	(Unaudited)				(Unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety Related System Products	$167,276		$165,630		$705,994		$648,270
Wire and Cable	34,681		37,370		143,167		155,217
Engine Management	201,957		203,000		849,161		803,487

Compressors	15,405		16,736		160,485		148,416
Other Climate Control Parts	21,319		25,040		117,870		130,040
Temperature Control	36,724		41,776		278,355		278,456

All Other	2,571		2,194		10,397		10,108
Revenues	$241,252		$246,970		$1,137,913		$1,092,051

Gross Margin
Engine Management	$61,823	30.6%	$58,509	28.8%	$251,560	29.6%	$229,949	28.6%
Temperature Control	8,349	22.7%	9,571	22.9%	70,064	25.2%	70,561	25.3%
All Other	2,672		3,523		10,176		12,277
Gross Margin	$72,844	30.2%	$71,603	29.0%	$331,800	29.2%	$312,787	28.6%

Selling, General & Administrative
Engine Management	$34,439	17.1%	$34,588	17.0%	$145,162	17.1%	$141,003	17.5%
Temperature Control	11,364	30.9%	13,058	31.3%	56,397	20.3%	59,569	21.4%
All Other	8,429		8,086		33,156		30,764
Selling, General & Administrative	$54,232	22.5%	$55,732	22.6%	$234,715	20.6%	$231,336	21.2%

Operating Income
Engine Management	$27,384	13.6%	$23,921	11.8%	$106,398	12.5%	$88,946	11.1%
Temperature Control	(3,015)	-8.2%	(3,487)	-8.3%	13,667	4.9%	10,992	3.9%
All Other	(5,757)		(4,563)		(22,980)		(18,487)
Subtotal	18,612	7.7%	15,871	6.4%	97,085	8.5%	81,451	7.5%
Restructuring & Integration	(1,116)	-0.5%	(1,437)	-0.6%	(2,585)	-0.2%	(4,510)	-0.4%
Other Income (Expense), Net	10	0.0%	3,999	1.6%	(5)	0.0%	4,327	0.4%
Operating Income	$17,506	7.3%	$18,433	7.5%	$94,495	8.3%	$81,268	7.4%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$12,738	$12,157	$69,051	$56,854

RESTRUCTURING AND INTEGRATION EXPENSES	1,116	1,437	2,585	4,510
IMPAIRMENT OF OUR INVESTMENT IN ORANGE ELECTRONICS CO.,LTD	-	1,683	-	1,683
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(144)	(144)
GAIN FROM SALE OF BUILDINGS	-	(3,940)	-	(4,158)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(291)	492	(673)	(250)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$13,563	$11,829	$70,819	$58,495

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.56	$0.53	$3.03	$2.48

RESTRUCTURING AND INTEGRATION EXPENSES	0.05	0.06	0.11	0.20
IMPAIRMENT OF OUR INVESTMENT IN ORANGE ELECTRONICS CO.,LTD	-	0.07	-	0.07
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(0.01)	(0.01)
GAIN FROM SALE OF BUILDINGS	-	(0.17)	-	(0.18)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(0.02)	0.03	(0.03)	(0.01)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.59	$0.52	$3.10	$2.55

OPERATING INCOME

GAAP OPERATING INCOME	$17,506	$18,433	$94,495	$81,268

RESTRUCTURING AND INTEGRATION EXPENSES	1,116	1,437	2,585	4,510
OTHER (INCOME) EXPENSE, NET	(10)	(3,999)	5	(4,327)

NON-GAAP OPERATING INCOME	$18,612	$15,871	$97,085	$81,451

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2019	December 31, 2018
	(Unaudited)

ASSETS

CASH	$10,372	$11,138

ACCOUNTS RECEIVABLE, GROSS	140,728	163,222
ALLOWANCE FOR DOUBTFUL ACCOUNTS	5,212	5,687
ACCOUNTS RECEIVABLE, NET	135,516	157,535

INVENTORIES	368,221	349,811
UNRETURNED CUSTOMER INVENTORY	19,722	20,484
OTHER CURRENT ASSETS	15,602	7,256

TOTAL CURRENT ASSETS	549,433	546,224

PROPERTY, PLANT AND EQUIPMENT, NET	89,649	90,754
OPERATING LEASE RIGHT-OF-USE ASSETS	36,020	-
GOODWILL	77,802	67,321
OTHER INTANGIBLES, NET	64,861	48,411
DEFERRED INCOME TAXES	37,272	42,334
INVESTMENT IN UNCONSOLIDATED AFFILIATES	38,858	32,469
OTHER ASSETS	18,835	15,619

TOTAL ASSETS	$912,730	$843,132

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$52,460	$43,689
CURRENT PORTION OF OTHER DEBT	4,456	5,377
ACCOUNTS PAYABLE	92,535	94,357
ACCRUED CUSTOMER RETURNS	44,116	57,433
ACCRUED CORE LIABILITY	24,357	31,263
OTHER CURRENT LIABILITIES	91,540	80,467

TOTAL CURRENT LIABILITIES	309,464	312,586

OTHER LONG-TERM DEBT	129	153
NONCURRENT OPERATING LEASE LIABILITIES	28,376	-
ACCRUED ASBESTOS LIABILITIES	49,696	45,117
OTHER LIABILITIES	20,837	18,075

TOTAL LIABILITIES	408,502	375,931

TOTAL STOCKHOLDERS' EQUITY	504,228	467,201

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$912,730	$843,132

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED DECEMBER 31,
	2019	2018
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$57,917	$43,003
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	25,809	24,104
DEFERRED INCOME TAXES	5,094	(10,024)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES	11,134	13,851
OTHER	11,359	11,749
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	17,929	(13,699)
INVENTORIES	(17,901)	(30,199)
ACCOUNTS PAYABLE	(1,950)	16,894
PREPAID EXPENSES AND OTHER CURRENT ASSETS	(8,296)	4,926
SUNDRY PAYABLES AND ACCRUED EXPENSES	(18,097)	8,407
OTHER	(6,070)	1,246
NET CASH PROVIDED BY OPERATING ACTIVITIES	76,928	70,258

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(43,490)	(9,852)
NET PROCEEDS FROM SALE OF FACILITY	4,801	-
CAPITAL EXPENDITURES	(16,185)	(20,141)
OTHER INVESTING ACTIVITIES	62	107
NET CASH USED IN INVESTING ACTIVITIES	(54,812)	(29,886)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	7,860	(12,196)
PURCHASE OF TREASURY STOCK	(10,738)	(14,886)
DIVIDENDS PAID	(20,593)	(18,854)
OTHER FINANCING ACTIVITIES	93	(185)
NET CASH USED IN FINANCING ACTIVITIES	(23,378)	(46,121)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	496	(436)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(766)	(6,185)
CASH AND CASH EQUIVALENTS at beginning of year	11,138	17,323
CASH AND CASH EQUIVALENTS at end of year	$10,372	$11,138